    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 2001
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                               THE GOOD GUYS, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                 94-2366177
     (State or Other Jurisdiction of                   (I.R.S. Employer
      Incorporation or Organization)                 Identification Number)


                              7000 MARINA BOULEVARD
                         BRISBANE, CALIFORNIA 95005-1030
                            TELEPHONE: (650) 615-5000
               (Address, including zip code and telephone number,
                      including area code, of registrant's
                          principal executive offices)
                             ----------------------

                              ROBERT A. STOFFREGEN
                               THE GOOD GUYS, INC.
                              7000 MARINA BOULEVARD
                         BRISBANE, CALIFORNIA 95005-1030
                            TELEPHONE: (650) 615-5000
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                   Copies to:
                             RICHARD W. CANADY, ESQ.
                 HOWARD, RICE, NEMEROVSKI, CANADY, FALK & RABKIN
                           A PROFESSIONAL CORPORATION
                       THREE EMBARCADERO CENTER, SUITE 700
                             SAN FRANCISCO, CA 94111
                            TELEPHONE: (415) 434-1600


       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                        Proposed           Proposed
                                     Amount             maximum             maximum
    Title of each class of            to be          offering price        aggregate          Amount of
  securities to be registered      registered          per share       offering price(1)  registration fee
-------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par value
           per share                5,911,969              --            $33,520,864          $8,380.22
=============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low sale prices per share of the registrant's common stock on February 13, 2001, as reported on the Nasdaq National Market.

                             ----------------------

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION DATED FEBRUARY 16, 2001



                                   PROSPECTUS

                               THE GOOD GUYS, INC.

                        5,911,969 SHARES OF COMMON STOCK

       This prospectus covers 5,911,969 shares of The Good Guys, Inc. common stock, par value $.001 per share, which may be offered for sale by the Selling Shareholders who have acquired or will acquire such shares in transactions not involving a public offering, including 2,444,322 shares which may be offered for sale by the Selling Shareholders who may acquire such shares pursuant to the exercise of warrants granted to them covering such shares. The Selling Shareholders received their shares of common stock and warrants in private placements of our shares completed in June and August 1999. The warrants provide for appropriate anti-dilutive adjustments in the number of shares of common stock issuable upon their exercise, and any additional shares of common stock issued pursuant to such adjustments will also be shares whose resale is covered by this prospectus. We are registering the shares, including the shares underlying the warrants, under the Securities Act of 1933, as amended, on behalf of the Selling Shareholders, pursuant to agreements entered into with them at the time of their acquisitions of the shares and warrants, in order to permit the public sale or other distribution of the shares.

       The shares may be offered and sold from time to time by the Selling Shareholders through ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. We will not realize any proceeds from the sale by the Selling Shareholders of the shares, but we will receive proceeds upon the exercise by the Selling Shareholders of the warrants.

       Our common stock trades on the Nasdaq National Market under the symbol "GGUY." On February 13 2001, the last reported sale price of the common stock was $5.75.

--------------------------------------------------------------------------------
SEE NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTORS ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.
--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                THE DATE OF THIS PROSPECTUS IS FEBRUARY 16, 2001.

       THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS

                                                                                    PAGE
THE COMPANY                                                                           3

NOTE REGARDING FORWARD-LOOKING STATEMENTS                                             3

RISK FACTORS                                                                          3

USE OF PROCEEDS                                                                       6

SELLING SHAREHOLDERS                                                                  6

PLAN OF DISTRIBUTION                                                                  7

DESCRIPTION OF SECURITIES                                                             9

LEGAL MATTERS                                                                         10

EXPERTS                                                                               10

WHERE YOU CAN FIND MORE INFORMATION                                                   10

                                   THE COMPANY

We were incorporated in California in 1976. On March 4, 1992, we changed our state of incorporation from California to Delaware by merging into a wholly owned Delaware subsidiary formed for that purpose. On September 1995, we transferred substantially all of our assets and liabilities to The Good Guys--California, Inc., our wholly-owned operating subsidiary.

We are a leading specialty retailer of consumer electronics products and currently operate 79 stores, 3/4 of which are located in California, with the balance in Washington, Oregon and Nevada.

Our principal executive offices and corporate headquarters are located at 7000 Marina Boulevard, Brisbane, California 95005-1030, where our telephone number is
(650) 615-5000.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in this prospectus by reference may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements reflect our current expectations and are based upon currently available data. There are a variety of factors and risks that could cause actual results experienced to differ materially from the anticipated results or other expectations expressed in the forward-looking statements or affect the decision to invest in our securities, including, but not limited to those set forth in our Form 10-K Annual Report for the fiscal year ended September 30, 2000 and the risks and uncertainties described below.

                                  RISK FACTORS

FAILURE TO RETURN TO PROFITABILITY COULD MATERIALLY AFFECT OUR VENDOR AND LENDER RELATIONSHIPS.

We have experienced operating losses for the fiscal years ended September 30, 2000 and 1999 of approximately $17.3 million and $39.9 million, respectively. Although we believe we will be able to successfully implement the turn-around strategy and return to profitability, there can be no assurance that we will be able to do so. Failure to return to profitability could have a material adverse effect on our relationships with our vendors and lenders.

LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our success depends upon the active involvement of senior management personnel, particularly Ronald Unkefer, our Chairman and Chief Executive Officer and Kenneth A. Weller, our President. The loss of the full-time services of Ronald Unkefer, Kenneth A. Weller or other members of our senior management team could have a material adverse effect on our results of operations and financial condition.

COMPETITIVE FACTORS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The retail consumer electronics industry is highly competitive. We currently compete against a diverse group of retailers, including several national and regional large format merchandisers and superstores, such as Circuit City and Best Buy. Those competitors sell, among other products, audio and video consumer electronics products similar and often identical to those we sell. Certain of these competitors have substantially greater financial resources than we have. A number of different competitive factors could have a material adverse effect on our results of operations and financial condition, including, but not limited to:


       -      Increased operational efficiencies of competitors;

       -      Competitive pricing strategies;

       -      Expansion by existing competitors;

       - Entry by new competitors into markets in which we are currently operating; and

       - Adoption by existing competitors of innovative store formats or retail

       -      sales methods.

OUR SALES FLUCTUATE SEASONALLY AND QUARTERLY.

Like many retailers, seasonal shopping patterns affect our business. We are changing our fiscal year to end on the last day of February. After a five-month transitional period ending February 28, 2001, the next complete fiscal year (fiscal 2002) will begin on March 1, 2001. In the future, the fourth calendar quarter will include the December holiday shopping period, which has historically contributed, and is expected to continue to contribute, a substantial portion of our operating income for the entire fiscal year. As a result, any factors negatively affecting us during such calendar quarter of any year could have a material adverse effect on results of operations for this entire year. More generally, our quarterly results of operations also may fluctuate based upon such factors as:

       -      Competition;

       -      General regional and national economic conditions;

       -      Consumer trends;

       -      Changes in our product mix;

       -      Timing of promotional events;

       -      New product introductions; and

       -      Our ability to execute our business strategy effectively.

CHANGES IN CONSUMER DEMAND MAY LOWER OUR SALES OR PROFITS.

Our success depends on our ability to anticipate and respond in a timely manner to consumer demand and preferences regarding audio and video consumer products and changes in such demand and preferences. Consumer spending patterns, particularly discretionary spending for products such as those we offer, are affected by, among other things, prevailing economic conditions. In addition, the periodic introduction and availability of new products and technologies at price levels which generate wide consumer interest stimulate the demand for audio and video consumer electronics products. It is possible that these products or other new products will never achieve widespread consumer acceptance. Furthermore, the introduction or expected introduction of new products or technologies may depress sales of existing products and technologies. Significant deviations from the projected demand for products we sell would have a materially adverse effect on our results of operations and financial condition, either from lost sales or lower margins due to the need to mark down excess inventory.

LOSS OF KEY SUPPLIERS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The success of our business and growth strategy depends to a significant degree upon our maintaining a good relationship with our suppliers, particularly brand-name suppliers of stereo and video equipment such as JVC, Mitsubishi, Panasonic and Sony. The loss of any of these key vendors or our failure to establish and maintain relationships with these or other vendors could have a material adverse effect on our results of operations and financial condition.

WE DEPEND UPON FOREIGN VENDORS.

We purchase a significant portion of our inventory from overseas vendors, particularly vendors headquartered in Japan. Changes in trade regulations, currency fluctuations or other factors may increase the cost of items we purchase from foreign vendors or create shortages of such items, which could in turn have a material adverse effect on our results of operations and financial condition. Conversely, significant reductions in the cost of such items in U.S. dollars may cause a significant reduction in retail price levels of those products and may limit or eliminate our ability to successfully differentiate The Good Guys, Inc. from other competitors, thereby resulting in an adverse effect on our sales, margin or competitive position.

SALE OF SHARES ELIGIBLE FOR FUTURE SALE UNDER OPTIONS OR WARRANTS MAY ADVERSELY AFFECT STOCK PRICE.

As of February 13, 2001, we have outstanding stock options and warrants to purchase an aggregate of 7,065,077 shares of common stock at exercise prices ranging from $2.87 to $20.50, of which options and warrants to purchase 4,059,410 shares are exercisable now. As of February 13, 2001, we had 3,467,647 outstanding restricted shares that have registration rights, which include shares being registered in this offering. The sale of shares covered by such options or warrants by the holders thereof, pursuant to existing registration statements or pursuant to exemptions from registration, could have an adverse effect on the market price for our common stock.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares of common stock, including the shares underlying warrants by the Selling Shareholders, but will pay all expenses related to the registration of the shares, including the shares underlying warrants. We could receive up to $9,556,670 from the exercise of the warrants covered by this prospectus.

                              SELLING SHAREHOLDERS

The following table sets forth information concerning the beneficial ownership of our common stock and warrants by the Selling Shareholders as of the date of this prospectus, the number of shares, including the shares underlying warrants, included for sale in the offering and the beneficial ownership of common stock by such Selling Shareholders after the offering (assuming sale of all of the shares offered by all of the Shareholders). Such information was furnished to us by the Selling Shareholders. The Selling Shareholders received 3,467,647 shares and warrants covering 2,443,322 shares in private placements made by us and such shares including the shares underlying the warrants are being registered herein pursuant to registration rights given to the Selling Shareholders at the time of purchase of the shares and warrants. With the exception of James I. Stansell, Jr., the Selling Shareholders are all directors or officers or former directors or officers of Good Guys or trusts or accounts established or controlled by such directors and officers.

------------------------------------------------------------------------------------------------
                                                 Shares Owned Prior To    Shares To Be Sold In
Name                                               The Offering (1)         The Offering (1)
------------------------------------------------------------------------------------------------
Stanley R. Baker (2)                                    433,278                 242,425
------------------------------------------------------------------------------------------------
Joseph P. Clayton (2)                                    60,011                  30,000
------------------------------------------------------------------------------------------------
Richard G. Gazlay (3)                                    62,162                  16,161
------------------------------------------------------------------------------------------------
Ravensgate Partners Trust (4)                           269,813                 161,616
------------------------------------------------------------------------------------------------
W. Howard Lester (2)                                    248,219                 161,616
------------------------------------------------------------------------------------------------
Bank of America, N.A., Safekeeping Cust. for             47,838                  47,838
the IRA of John E. Martin under Adoption
Agrmt. dated 8/3/00. (5)
------------------------------------------------------------------------------------------------
Bank of America, N.A., Safekeeping Cust. for            275,395                 275,395
the IRA of John Martin Trustee, John Martin
Living Trust Collateral Acct. under Security
Agrmt. dated 4/12/00. (5)
------------------------------------------------------------------------------------------------
Joseph M. Schell (2)                                    450,644                 323,233
------------------------------------------------------------------------------------------------
Michael T. Solomon Trust                                  8,081                   8,081
------------------------------------------------------------------------------------------------
David Solomon Trust                                       8,080                   8,080
------------------------------------------------------------------------------------------------
Ronald A. Unkefer                                     3,854,702               3,854,702
------------------------------------------------------------------------------------------------
James I. Stansell, Jr.                                   32,322                  32,322
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                 Shares Owned Prior To    Shares To Be Sold In
Name                                               The Offering (1)         The Offering (1)
------------------------------------------------------------------------------------------------
Kenneth R. Weller                                       750,000                 750,000
------------------------------------------------------------------------------------------------

(1) Includes 1,008,822 shares of common stock issuable upon exercise of the warrants issued in August 2000 and 1,435,500 shares of common stock issuable upon exercise of warrants issued to Ronald A. Unkefer in June 1999. All of the warrants are presently exercisable, with the exception of warrants covering 957,000 shares held by Ronald A. Unkefer which become exercisable in equal amounts on June 1, 2001 and June 1, 2002, respectively.


(2) Includes shares issuable upon the exercise of outstanding stock options held by the named individual that are exercisable within 60 days.


(3) Includes 8,000 shares held by Kimberly Gazlay, as well as shares issuable upon the exercise of outstanding stock options held by Mr. Gazlay that are exercisable within 60 days.


(4) Includes shares held by Gary M. Lawrence or issuable upon the exercise of options held by him that are exercisable within 60 days. Mr. Lawrence is the Trustee of the Ravensgate Partners Trust.


(5) Does not include shares held by John E. Martin or issuable upon the exercise of options held by him that are exercisable within 60 days.



       Because the Selling Shareholders may use this prospectus to sell all or some portion of the common stock they presently own, no estimate can be given as to the number of shares that each Selling Shareholder will hold after any sale. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of all or a portion of their shares in a transaction exempt from the registration requirements of the Securities Act since the date on which they provided the information to us.

       Only Selling Shareholders identified above who beneficially own the common stock in the table on the effective date of the registration statement of which this prospectus is a part may sell shares pursuant to this prospectus. We may from time to time include additional Selling Shareholders in supplements to this prospectus.

                              PLAN OF DISTRIBUTION

       We are registering the shares, including shares underlying warrants, on behalf of the Selling Shareholders. As used herein, "Selling Shareholders" includes donees and pledgees, transferees or other successors-in-interest selling shares and warrants received from a Selling Shareholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares, including the shares underlying warrants, offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares, including the shares underlying warrants, will be borne by the Selling Shareholders. Sales of shares and warrants may be effected by Selling Shareholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq National Market, in the over-the-counter market, in negotiated private transactions not effected on any exchange, through put or call options transactions relating to the shares, including the shares underlying warrants, through short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or coordinating broker acting in connection with the proposed sale of shares by Selling Shareholders.

       The Selling Shareholders may effect such transactions by selling directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of shares and warrants for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

       The Selling Shareholders and any broker-dealers that act in connection with the sale of shares, including the shares underlying warrants, might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares, including the shares and underlying warrants, sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares, including the shares underlying warrants, against certain liabilities, including liabilities arising under the Securities Act.

       Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

       Selling Shareholders also may resell all or a portion of the shares, including shares underlying warrants, in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet its criteria and conform to its requirements.

       Upon our notification by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for a sale through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

       - the name of each such selling shareholder and of the participating broker-dealer(s);

       -      the number of shares involved;

       -      the price at which such shares were sold;

       - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

       - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

       -      other facts material to the transaction.

In addition, upon our notification by a Selling Shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                            DESCRIPTION OF SECURITIES

       Common Stock. All of our outstanding shares of common stock are fully paid and non-assessable. Subject to the prior rights to the holders of preferred stock which may be issued in the future, the holders of common stock are entitled to received dividends if and when declared by the Board of Directors out of funds legally available therefor and in the event of our dissolution, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences of the holders of such preferred stock. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. Additional shares of authorized common stock may be issued without shareholder approval.

       Our Transfer Agent and Registrar is Chase Mellon Shareholder Services, 235 Montgomery Street, 23rd Floor, San Francisco, CA 94104.

       Preferred Stock. We have authorized in our Certificate of Incorporation 2,000,000 shares of preferred stock, $.001 par value per share, none of which has been issued. Authorized but unissued preferred stock is available for issuance from time to time at the discretion of our board of directors without shareholder approval. Our board of directors has the authority to prescribe for each series of preferred stock that it establishes the number, designation, preferences, limitations and relative rights of the shares of such series, subject to applicable law and provisions of any outstanding series of preferred stock. The terms of any series of preferred stock, including, but not limited to, dividend rate, redemption price, liquidation rights, sinking fund provisions, conversion rights and voting rights, and any corresponding effect on other shareholders, will be dependent largely on factors existing at the time of issuance. Such terms and effects could include restrictions on dividends on the common stock if dividends on the preferred stock are in arrears, dilution of the voting power of other shareholders to the extent a series of the preferred stock has voting rights and reduction of amounts available on liquidation as a result of any liquidation preference granted to any series of preferred stock.

       Warrants. The warrants issued in August 2000, covering 1,008,822 shares of our common stock, are exercisable from time to time, for any number of shares covered thereby, during the period that commenced on August 16, 2000 and will end on August 15, 2003, at an exercise price of $4.6406 per share covered by the warrants. The warrants issued in June 1999 to Ronald A. Unkefer, covering in the aggregate 1,435,500 shares of our common stock, were issued in three series, each of which covered 478,500 shares. All of the warrants are exercisable at a price of $3.39612 per share. The first series became exercisable on June 1, 2001 and the second and third series will become exercisable on June 1, 2001 and June 1, 2002, respectively. The warrants in each series remain exercisable for a period of five years from the date on which the warrants first became exercisable.

       The number of shares and exercise price covered by the warrants is subject to adjustment in the event of stock dividends, subdivisions and combinations of our shares of common stock, reclassifications exchanges or substitutions of common stock by us or reorganizations, mergers, consolidations or sales of our assets. A warrant may be exercised on any business day by surrendering the warrant at our principal office at 7000 Marina Boulevard, Brisbane, California, 94005 (or at such other office in the United States as we may designate from time to time by notice in writing to the holder of the warrants), with the subscription form attached thereto fully executed, together with payment in cash or immediately available funds in an amount equal to the exercise price.

                                  LEGAL MATTERS

       The legality of the common stock and warrants offered hereby will be passed upon for us by Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation.

                                     EXPERTS

       The financial statements incorporated in this registration statement by reference from the Company's Annual Report on Form 10-K for the year ended September 30, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report includes an explanatory paragraph relating to the restatement described in Note 14), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0300 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the year ended September 30, 2000, and our Report on Form 10-Q for the quarter ended December 31, 2000.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the common stock offered hereby shall be deemed to be incorporated by reference in this prospectus on the date of filing such documents. Any statement contained in a document or information incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be, incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The making of a modifying or superseding statement shall not be deemed an admission that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

We will furnish without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except for the exhibits to such documents. Request should be made to:

                              Robert A. Stoffregen
                              Vice President, Finance, Chief Financial Officer The Good Guys, Inc.
                              7000 Marina Boulevard
                              Brisbane, California 94005-1030
                              (650) 615-5000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses payable in connection with the issuance and distribution of the securities being registered (estimated except in the case of the registration fee) are as follows:

                                                          Amount
SEC registration ..................                    $ 8,380.22
Legal fees and expenses ...........                    $10,000.00
Accounting fees and expenses ......                    $10,000.00
Miscellaneous .....................                    $ 2,000.00

Total .............................                    $30,380.22

       The above fees will be payable by the Company.

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by sections 102 and 145 of the Delaware General Corporation Law, the Registrant's certificate of incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

The Registrant's bylaws provide for indemnification of its directors, officers and agents, and the Company has entered into an indemnification agreement with each of its officers and directors (an "Indemnity"). Under the bylaws and such indemnification agreements, the Registrant must indemnify an Indemnity to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnity is involved by reason of having been a director or officer of the Registrant. In certain circumstances, the Registrant is also obligated to advance expenses an Indemnity may incur in connection with such actions before any resolution of the action, and the Indemnity may sue to enforce his or her right to indemnification or advancement of expenses.

The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omission while acting in their official capacities.

ITEM 17. UNDERTAKINGS.

              (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statements. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee" table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant ill, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 18. EXHIBITS


    EXHIBIT NO.                                   EXHIBIT TITLE
    -----------                                   -------------
         4.1          Agreement with Ronald A. Unkefer, dated June 1, 1999, containing registration rights (1)

         4.2          Agreement with Kenneth A. Weller, dated August 15, 2000, containing registration rights (2)

         4.3 Registration Rights Agreement, dated as of August 16, 2000 between the Company and the persons listed on Schedule A thereto (3)

         5.1          Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
                      Professional Corporation

        23.1          Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
                      Professional Corporation (Included in Exhibit 5.1)

        23.2          Consent of Deloitte & Touche LLP, Independent Auditors

        24.1          Power of Attorney


--------------------------------------------------------------------------------

              (1) Exhibit 10.15 to the Company's Report on Form 10-Q for the quarter ended June 30, 1999; incorporated herein by reference.

              (2) Exhibit 10.14 to the Company's Report on Form 8-K filed on August 29, 2000; incorporated herein by reference.

              (3) Exhibit 10.17 to the Company's Report on Form 8-K filed on August 29, 2000.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, California on this 16th day of February, 2001.


                                        THE GOOD GUYS, INC.



                                        By:   /s/ Ronald A. Unkefer
                                           -------------------------------------
                                           Ronald A. Unkefer, Chairman and Chief
                                           Executive Officer


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dated indicated.


/s/ Ronald A. Unkefer             Chairman and Chief             February 16, 2001
----------------------            Executive Officer
(Ronald A. Unkefer)               (Principal Executive
                                  Officer)


/s/ Robert A. Stoffregen          Chief Financial Officer        February 16, 2001
----------------------            (Principal Financial
(Robert A. Stoffregen)            and Accounting Officer)


*STANLEY R. BAKER                 Director                       February 16, 2001
----------------------
(Stanley R. Baker)


*RUSSELL M. SOLOMON               Director                       February 16, 2001
---------------------
(Russell M. Solomon)


*JOHN E. MARTIN                   Director                       February 16, 2001
---------------------
(John E. Martin)

*GARY M. LAWRENCE                 Director                       February 16, 2001
---------------------
(Gary M. Lawrence)


*JOSEPH P. CLAYTON                Director                       February 16, 2001
---------------------
(Joseph P. Clayton)


*JOSEPH M. SCHELL                 Director                       February 16, 2001
---------------------
(Joseph M. Schell)


*KENNETH R. WELLER                Director                       February 16, 2001
---------------------
(Kenneth R. Weller)



*By: /s/ Robert A. Stoffregen
    -------------------------
    Robert A. Stoffregen
    Attorney-in-Fact

                                  EXHIBIT INDEX

    EXHIBIT NO.                                   EXHIBIT TITLE
    -----------                                   -------------
         4.1          Agreement with Ronald A. Unkefer, dated June 1, 1999 containing registration rights (1)

         4.2          Agreement with Kenneth A. Weller, dated August 15, 2000 containing registration rights (2)

         4.3 Registration Rights agreement, dated as of August 16, 2000 between the Company and the persons listed on Schedule A thereto (3)

         5.1          Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
                      Professional Corporation

        23.1          Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
                      Professional Corporation (Included in Exhibit 5.01)

        23.2          Consent of Deloitte & Touche LLP, Independent Auditors

        24.1          Power of Attorney


--------------------------------------------------------------------------------

              (1) Exhibit 10.15 to the Company's Report on Form 10-Q for the quarter ended June 30, 1999; incorporated herein by reference.

              (2) Exhibit 10.14 to the Company's Report on Form 8-K filed on August 29, 2000; incorporated herein by reference.

              (3) Exhibit 10.17 to the Company's Report on Form 8-K filed on August 29, 2000.